UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

INTERMUNE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On April 2, 2009, InterMune, Inc. (the “Company”) agreed with Credit Suisse Securities (USA) LLC (“Credit Suisse”) to exchange $22,750,000 in aggregate principal amount of the Company’s .25% Convertible Senior Notes due 2011 (the “2011 Notes”) beneficially owned by Credit Suisse for 772,000 shares of the Company’s common stock, valued at $17.03 per share, plus an aggregate number of shares of the Company’s common stock equal to $10,967,840 divided equally over each of the ten trading days through the period ending on April 15, 2009, subject to extension in limited circumstances, and divided on each such day by the volume-weighted average price per share of the Company’s common stock as reported on The NASDAQ Stock Market, subject to a floor price cap of $14.00 per share, unless otherwise agreed to by the Company, and a ceiling price cap of $19.00 per share (the “Credit Suisse Exchange Shares”). Due to structure of the exchange agreement, the exact number of Credit Suisse Exchange Shares issuable to Credit Suisse in exchange for the 2011 Notes cannot yet be determined. For the purposes of illustration, however, assuming a volume-weighted average price of $16.50 per share for each day of the ten-day trading period, the total number of Credit Suisse Exchanges Shares would be 1,436,717.

In a separately negotiated transaction, on April 2, 2009, the Company agreed with RHP Master Fund, Ltd. (“Rock Hill”), to exchange $9,500,000 in aggregate principal amount of 2011 Notes beneficially owned by Rock Hill for 636,500 shares of the Company’s common stock (the “Rock Hill Exchange Shares” and together with the Credit Suisse Exchange Shares, the “Exchange Shares”).

The Company currently expects to issue the Credit Suisse Exchange Shares to Credit Suisse and the Rock Hill Exchange Shares to Rock Hill not more than three business days following the date when all closing conditions have been satisfied or waived, respectively. Upon the closing of these separate transactions with Credit Suisse and Rock Hill, $32,250,000 of the 2011 Notes will be retired.

As the Exchange Shares are to be exchanged by the Company with Credit Suisse and Rock Hill exclusively and solely for 2011 Notes, the transactions will be exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 3(a)(9) thereof. No sales of securities of the same class as the Exchange Shares have been or are to be made by the Company by or through an underwriter at or about the same time as the exchange for which the exemption is claimed. Neither Credit Suisse nor Rock Hill has made, nor will be requested to make, any cash payment to the Company in connection with the exchange, and the Company will not receive any proceeds from the issuance of the Exchange Shares. No consideration has been, or is to be, given, directly or indirectly, to any person in connection with the transaction, except for payments by the Company of the fees and expenses of its legal and financial advisors. Goldman, Sachs & Co. acted as the Company’s financial advisor in connection with the transaction.

Item 8.01.	Other Events.

The Company’s last Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 16, 2009, reported that the Company’s Annual Meeting of Stockholders would occur on May 5, 2009. On April 2, 2009, for administrative reasons, the Board of Directors of the Company rescheduled the date of the Annual Meeting of Stockholders to 10:00 a.m., Pacific time, on May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2009	INTERMUNE, INC.

	By:	/s/ Daniel G. Welch
Daniel G. Welch
Chairman, Chief Executive Officer and President